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Exhibit 11

               AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES

    SCHEDULE SETTING FORTH COMPUTATION OF EARNINGS PER SHARE OF CLASS A STOCK
                  (Amounts in thousands, except per share data)

                                                                              12/31/98             12/31/97             12/31/96
                                                                              --------------------------------------------------
Weighted average number of shares outstanding:
    4% Preferred ...................................................               176                  186                  196
    6-1/2% Preferred ...............................................               944                  981                1,028
    Class A ........................................................            23,911               23,742               20,780
    Common .........................................................                --                   --                2,769
                                                                              ========             ========             ========

BASIC EPS
 Income (loss) from continuing
 operations ........................................................          $  1,840(1)          $ 13,832(1)          $ (7,724)(1)
 Loss from discontinued operations .................................                --                   --               (2,892)
                                                                              --------             --------             --------
  Net income (loss) ................................................          $  1,840             $ 13,832             $(10,616)
                                                                              ========             ========             ========

Earnings (loss) per Class A share:
 Earnings (loss) from continuing
  operations .......................................................          $    .08             $    .58             $   (.33)
 Loss from discontinued operations .................................                --                   --                 (.12)
                                                                              --------             --------             --------
Earnings (loss) per Class A share ..................................          $    .08             $    .58             $   (.45)
                                                                              ========             ========             ========

Shares used in calculation .........................................            23,911               23,742               23,549(2)

DILUTED EPS
 Income (loss) from continuing operations ..........................          $  1,841(3)          $ 13,925(3)          $ (7,724)(1)
 Loss from discontinued operations .................................                --                   --               (2,892)
                                                                              --------             --------             --------
  Net income (loss) ................................................          $  1,841             $ 13,925             $(10,616)
                                                                              ========             ========             ========

Earnings (loss) per Class A share:
  Earnings (loss) from continuing
   operations ......................................................          $    .07             $    .50             $   (.33)
  Loss from discontinued operations ................................                --                   --                 (.12)
                                                                              --------             --------             --------
Earnings (loss) per Class A share ..................................          $    .07                $. 50             $   (.45)
                                                                              ========             ========             ========

Shares used in calculation .........................................            27,624               27,615               23,549(2)

(1) After deduction of preferred stock dividends of $335, $351 and $364, respectively.

(2)  Includes 2,769 shares of Common Stock.

(3) Includes decrease in net income of $334 and $258, respectively, due to dilution in equity in earnings of affiliate.